UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
June 5, 2009

BROADPOINT GLEACHER SECURITIES GROUP, INC.
(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)
0-14140
(Commission File Number)
22-2655804
(IRS Employer Identification No.)
12 East 49th Street, 31st Floor
New York, New York
(Address of Principal Executive Offices)
10017
(Zip Code)
(212) 273-7100
(Registrant’s telephone number, including area code)
Broadpoint Securities Group, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Preliminary Note
     Reference is made to the Agreement and Plan of Merger, dated as of March 2, 2009 (as amended, the “Merger Agreement”), among Broadpoint Securities Group, Inc. (renamed Broadpoint Gleacher Securities Group, Inc. as of June 5, 2009) (the “Company”), Magnolia Advisory LLC (“Merger Sub”), a wholly-owned subsidiary of the Company, Gleacher Partners Inc., certain stockholders of Gleacher Partners Inc. (the “Signing Stockholders”) and each of the holders of interests in Gleacher Holdings LLC other than Gleacher Partners Inc. (the “Holders”, and together with the Signing Stockholders, the “Selling Parties”), providing for (i) the acquisition by Merger Sub of all the membership interests in Gleacher Holdings LLC not owned by Gleacher Partners Inc. and (ii) (a) the merger of Augusta Advisory Inc., a wholly-owned subsidiary of the Company, with and into Gleacher Partners Inc., with Gleacher Partners Inc. as the surviving company, and (b) the merger of Gleacher Partners Inc. with and into Merger Sub, with Merger Sub as the surviving company (the “Transaction”).
The foregoing description of the terms of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
The representations and warranties of each party set forth in the Merger Agreement have been made solely for the benefit of the other parties to the Merger Agreement. In addition, such representations and warranties (a) have been qualified by confidential disclosures made to the other party in connection with the Merger Agreement, (b) are subject to a materiality standard contained in the Merger Agreement that may differ from what may be viewed as material by investors, (c) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement, and (d) may have been included in the Merger Agreement for the purpose of allocating risk among the parties rather than establishing matters as facts. Accordingly, the Merger Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the companies and the Transaction that is contained in, or incorporated by reference into, the Definitive Information Statement on Schedule 14C filed by the Company on May 14, 2009, as well as in the Forms 10-K, Forms 10-Q and other filings that the Company may make with the Securities and Exchange Commission.
Additional details regarding the Merger Agreement and the Transaction are provided in the related Current Reports on Form 8-K previously filed by the Company on March 3, 2009 and March 4, 2009, as well as the Definitive Information Statement on Schedule 14C filed by the Company on May 14, 2009.
Item 1.01. Entry into a Material Definitive Agreement.
Registration Rights Agreement
On June 5, 2009, upon the closing of the Transaction, the Company and Eric J. Gleacher entered into a Registration Rights Agreement (the “Registration Rights Agreement”). The Registration Rights Agreement entitles Mr. Gleacher, subject to limited exceptions, to have his shares included in any registration statement filed by the Company in connection with a public offering solely for cash, a right often referred to as a “piggyback registration right”. Mr. Gleacher will also have the right to require the Company to prepare and file a shelf registration statement to permit the sale to the public from time to time of the shares of Company common stock that Mr. Gleacher received on the closing of the Transaction. However, the Company will not be required to file the shelf registration statement until the third anniversary of the closing of the Transaction. The Company has agreed to pay all expenses in connection with any registration effected pursuant to the Registration Rights Agreement. The Registration Rights Agreement may be amended with the written consent of the Company and of the holders representing a majority of Company common stock that is registrable pursuant to the agreement.
The foregoing description of the terms of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.
Trade Name and Trademark Agreement
On June 5, 2009, upon the closing of the Transaction, the Company, Merger Sub, Eric J. Gleacher and certain entities that operate under the “Gleacher” name, but that are not being acquired by the Company, entered into a Trade Name and Trademark Agreement (the “Trade Name Agreement”). Under the Trade Name Agreement, the Company (or one of its affiliates) will own the rights to the “Gleacher” name and mark, including “Gleacher Broadpoint”, in the investment banking business. The Company’s rights include the right to expand the use of the “Gleacher” name and mark to the broader financial services field other than the Gleacher fund management business not acquired in the Transaction, and to register “Gleacher” marks for products and services in the financial services field.
The foregoing description of the terms of the Trade Name Agreement is not complete and is qualified in its entirety by reference to the Trade Name Agreement, a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.
Item 2.01. Completion of Acquisition or Disposition of Assets.
On June 5, 2009, following the satisfaction of all of the conditions to closing specified in the Merger Agreement, the Company (through its wholly-owned subsidiary Merger Sub) completed the previously announced Transaction by (i) acquiring all of the membership interests in Gleacher Holdings LLC not owned by Gleacher Partners Inc., and (ii) acquiring by merger all of the issued and outstanding shares of common stock, par value $0.01 per share, of Gleacher Partners Inc. held by the stockholders thereof. The consideration for the Transaction consisted of 23,000,000 shares of common stock, par value $.01 per share, of the Company (of which 22,401,712 were issued at closing) and $20 million in cash (of which $10 million was paid at the closing and $10 million is to be paid five years after closing, subject to acceleration under certain circumstances), subject to appraisal rights (if any) and adjustment as provided in the Merger Agreement.

The terms of the Merger Agreement, including the purchase price paid, were determined on the basis of arm’s-length negotiations between the Company and the Selling Parties. Other than the Merger Agreement, the employment relationships with the Company created by the Transaction, or as otherwise previously disclosed, neither the Company nor any of its directors, officers, or, to its knowledge, any of its affiliates or associates of its directors or officers, has any other material relationships with the Selling Parties.
Additional information regarding the Merger Agreement and the Transaction is provided in the related Current Reports on Form 8-K previously filed by the Company on March 3, 2009 and March 4, 2009, as well as the Definitive Information Statement on Schedule 14C filed by the Company on May 14, 2009. Refer to Item 3.02, below, for additional information regarding the Stock Issuance.
See the press release dated June 8, 2009, which is attached as Exhibit 99.1 hereto, for additional information.
Item 3.02. Unregistered Sales of Equity Securities.
On June 5, 2009, upon the closing of the Transaction and pursuant to the Merger Agreement, the Company issued and sold 22,401,712 shares of Common Stock, par value $.01 per share, of the Company (the “Stock Issuance”) to the Selling Parties. The Stock Issuance was agreed upon between the Company and the Selling Parties in connection with the negotiation of the Merger Agreement. The issuance pursuant to the Stock Issuance was made in a private placement in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder. Based on representations provided Gleacher Partners Inc. and the Selling Parties, the Company believes that each of the parties receiving shares of Common Stock, par value $.01 per share, of the Company pursuant to the terms of the Merger Agreement are accredited investors as defined in Rule 501 of Regulation D.
In connection with the Transaction, the Company’s majority shareholder, MatlinPatterson FA Acquisition LLC (“MatlinPatterson”), executed a written consent (the “MP Consent”) concurrent with the execution of the Merger Agreement. The MP Consent approved the Stock Issuance. (Such approval is required by Nasdaq rules because the shares of Company Common Stock issued exceeded 20% of the shares outstanding before the issuance.)
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Certificate of Incorporation
On June 5, 2009, in connection with the Transaction, the Company filed an amendment (the “Amendment to the Certificate of Incorporation”) to the Certificate of Incorporation of the Company (the “Certificate of Incorporation”) with the New York Secretary of State. The Amendment to the Certificate of Incorporation amended Article First of the Certificate of Incorporation to change the name of the Company from “Broadpoint Securities Group, Inc.” to “Broadpoint Gleacher Securities Group, Inc.” Article Fourth of the Certificate of Incorporation was amended to increase the number of authorized shares of common stock, par value $0.01 per share, from 100,000,000 shares to 200,000,000 shares.

On June 5, 2009, after giving effect to the Amendment to the Certificate of Incorporation, the Company filed a Restated Certificate of Incorporation of the Company (the “Restated Certificate of Incorporation”) with the New York Secretary of State. In addition to restating the Certificate of Incorporation in its entirety to include all prior amendments to the Certificate of Incorporation, Article Sixth of the Certificate of Incorporation was also amended to change the address for service of process to the Company by the New York Secretary of State.
The amendments to Articles First and Fourth of the Certificate of Incorporation were approved by MatlinPatterson in the MP Consent. The amendment to Article Sixth was approved by the Board of Directors of the Company (the “Board”) by a resolution adopted by unanimous written consent.
Each of the Amendment to the Certificate of Incorporation and the Restated Certificate of Incorporation became effective on June 5, 2009. The foregoing description of the Amendment to the Certificate of Incorporation and the Restated Certificate of Incorporation is qualified in its entirety by the text of each of the Amendment to the Certificate of Incorporation and of the Restated Certificate of Incorporation, which are attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.
Bylaws
Effective June 5, 2009, the Board approved an amendment (the “Bylaw Amendment”) to the Amended and Restated Bylaws of the Company (the “Bylaws”).
The Bylaw Amendment amended the name of the Company to reflect the Company’s new name, and also amended Sections 1.02, 2.04, 2.10 and 4.01 of the Bylaws. Sections 1.02, 2.04 and 2.10 of the Bylaws were each amended to permit the Chief Executive Officer of the Company, in addition to the President of the Company, to take the actions described in each of those sections. Section 4.01 of the Bylaws was amended to provide that each certificate of shares of stock of the Company will be signed by such officers of the Company as may be required under the New York Business Corporation Law and such other officers of the Company, if any, as the Chairman of the Board of Directors, the Chief Executive Officer or the President shall determine.
The Bylaw Amendment became effective on June 5, 2009. The foregoing description of the Bylaw Amendment is qualified in its entirety by reference to the Bylaw Amendment attached as Exhibit 3.3 to this Current Report on Form 8-K and incorporated herein by reference.
Item 8.01. Other Events.
On June 8, 2009, the Company issued a press release announcing the closing of the Transaction. The press release is attached as Exhibit 99.1 hereto.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.
        The following exhibit is furnished as part of this Current Report on Form 8-K:
3.1 —	Amendment to the Certificate of Incorporation of Broadpoint Securities Group, Inc.

3.2 —	Restated Certificate of Incorporation of Broadpoint Gleacher Securities Group, Inc.

3.3 —	Amended and Restated Bylaws of Broadpoint Gleacher Securities Group, Inc..

10.1 —	Agreement and Plan of Merger, dated as of March 2, 2009, among Broadpoint Securities Group, Inc., Magnolia Advisory LLC, Gleacher Partners Inc., certain stockholders of Gleacher Partners Inc. and each of the holders of interests in Gleacher Holdings LLC (filed as Exhibit 10.1 to the Broadpoint Securities Group, Inc. Current Report on Form 8-K filed on March 4, 2009, and incorporated herein by reference).

10.2 —	Registration Rights Agreement, between Broadpoint Securities Group, Inc. and Eric J. Gleacher, dated June 5, 2009.

10.3 —	Trade Name and Trademark Agreement, among Broadpoint Securities Group, Inc., Eric J. Gleacher and certain other parties thereto, dated June 5, 2009.

99.1 —	Press Release issued by Broadpoint Gleacher Securities Group, Inc. dated June 8, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADPOINT GLEACHER SECURITIES GROUP, INC.

By:	/s/ Robert Turner

Robert Turner
Chief Financial Officer
Dated: June 8, 2009